EXHIBIT 23.1

                           CONSENT OF KABANI & COMPANY

      We consent to the use, in the Registration Statement on Form SB-2 of PracticeXpert Inc., of our report dated April 3, 2005 on our audit of the consolidated financial statements of PracticeXpert Inc. as of December 31, 2004 and 2003, and the results of its operations and cash flows for the two years then ended, and the reference to us under the caption "Experts".

/S/ Kabani & Company, Inc.
-----------------------------
Kabani & Company, Inc.
Huntington Beach, California

May 9, 2005